4th QUARTER 2000 EARNINGS REVIEW                     EXHIBIT 99.2
FINAL DRAFT
JANUARY 16, 2001
NEW YORK CITY

I. Thanks Susan. Good morning everyone and welcome to our review of fourth quarter earnings
     A. As always, I appreciate your presence given the number of earnings announcements today
     B.   My remarks will be brief and cover three areas:
          1.   A review of fourth quarter results
          2. Some comments about full year results with attention to momentum we are seeing in our various business segments as we enter the new year
          3.   And, finally, our outlook for 2001
II. Before I begin, let me say that we have grown earnings per share each year over the past couple of years
     A.   And, economy willing, earnings in 2001 will be higher than in 2000
     B. While the level of earnings may not quite be to your liking or ours, we still have a powerful income stream
     C. These earnings have allowed us to increase the dividend by more than 10 percent each year, buy back 146 million shares in a year and a half, and increase capital levels by 7 percent versus last year
     D. We do have issues - the slowing economy is taking its toll on credit quality and a few of our businesses are sluggish because of the tight markets
     E. But we are dealing with these issues and will manage each of the problems through the cycle
III. In the fourth quarter, operating earnings were $1.4 billion or $.85 per share on a diluted basis compared with $1.23 per share a year ago and $1.31 per share in the third quarter of this year
     A.   Results were in line with our comments in early December
     B. These results reflected a much higher provision for loan losses, lower revenue from market sensitive areas and higher expenses compared to earlier expectations
     C. However, we did see increases in net interest income and continued fee momentum in both consumer and commercial

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          banking and asset management compared to third quarter results
          1. The 2.5 percent increase in net interest income and 11 basis point increase in margin were the result of a higher yielding loan mix, increased trading related activities, deposit growth and a decline in auto lease residual losses
               a. The balance sheet this quarter reflected our successful efforts in reducing asset growth as average earning assets dropped for the first time in several quarters, including decreases in securities, loans and trading related assets
               b. Managed loan levels were flat with third quarter levels as strong growth in home equity and credit card loans were offset by a decrease in commercial loans reflecting customer balance pay-downs and the concerted efforts to reduce loan levels
               c. As we mentioned last October, we are selling the bulk of our mortgage company originations and exiting low margin commercial relationships whenever possible
               d. As investment securities mature, we will be replacing them with off-balance sheet positions
               e. Sharp declines in rates late last year allowed us to accelerate sales of securities and mortgage loans with the subsequent favorable impact on margins and convexity risk
               f.   As a result, our period-end assets declined $30 billion

          2. On the fee side, service charges, investment and brokerage, mortgage servicing and card income were all up from the third quarter in line with the positive momentum we have been experiencing in these areas all year

          3. 'Other income' increased more than $200 million due to the gain of $187 million from the sale of our factoring operation in late December and from lower lease residual charges

               a. Factoring was one of the businesses that we had identified early last year as a candidate for divestiture

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                    i.    While returns were attractive, the business did not
                          meet our growth targets

               b. 'Other income' this quarter included $73 million of lease residual charges, down from $186 million in the third quarter

                    i. Total residual charges this quarter, including the impact on net interest income, were $113 million versus $257 million last quarter

          4. Fourth quarter results reflected weakness in the capital markets area

               a. Investment banking fees were down slightly as increases in syndications and advisory services were offset by lower equity and high yield activity

               b. Equity investment losses of $65 million reflected cash gains of $143 million offset by a negative impact from fair value adjustments

               c. The fair market adjustment in the third quarter was a positive $44 million

               d. Trading fees were down almost 30 percent as improvements in foreign exchange, interest rate contracts and commodities were more than offset by declines in fixed income

                    i. Within fixed income, High Yield was once again the primary culprit as the market declined due to widening credit spreads, weak equity markets and lack of liquidity

          5. Noninterest expenses for the corporation were up 5 percent from third quarter levels reflecting increases in all categories except personnel

               a. Decreases in personnel expense of 2 percent were more than offset by investments in our growth initiatives, including a new corporate brand campaign; additional marketing support for card, asset management and investment banking; and investments in bankofamerica.com

               b. Unusual items included in expenses this quarter were $30 million to rationalize our operations in Colombia and Venezuela and $25 million of additional legal expense

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          6.   Turning to credit quality, net charge-offs on loans increased
               $640 million from third quarter results driven by a sizeable writedown of a large credit discussed in our third quarter 10-Q and the one-time $104 million charge for conforming to FFIEC regulatory guidelines on consumer loans

               a. The bulk of the remaining charge-offs were attributable to companies across a handful of industries as we continued our practice of writing nonperforming assets down to our current expectation of value

               b.   Provision exceeded charge-offs by $135 million

          7. Nonperforming assets increased approximately 24 percent or $1.1 billion dollars over third quarter levels

               a. Commercial credits represented more than 80 percent of the increase, which was driven by two large credits - the one with the sizeable writedown in the consumer products industry and one in the financial services industry

               b. The remaining increase centered in the US Commercial and Corporate portfolios as companies with higher leverage were impacted by the slowing US economy, higher interest rates and the overall competitive environment

          8. As you can see, we had several unusual items that impacted results this quarter

               a.   The factoring gain was, obviously, positive to earnings

               b. Negatives included higher legal expense, expenses associated with closing overseas offices, fair market writedowns and higher provision versus charge-offs

IV. I realize most of you are focused on the quarter but let me spend a few moments highlighting the 12-month results, as certain aspects of our business segments get lost in the quarterly comparisons

V. Operating earnings for the corporation were $4.72 per share on a diluted basis, up from $4.68 per share in 1999

          A.    ROE for the year was 16.7 percent versus 17.7 percent in 1999

          B. Cash earnings on a diluted basis were $5.24, which is 11 percent higher than operating earnings

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          C.    For the year, increases in net interest income of 2 percent and in noninterest income before `other income' of 9 percent were offset by higher provision for loan losses, lower security gains and the absence of several one time gains that existed in 1999

          D.    Expense growth was held to less than 1 percent

VI.  The results of our four business segments for the year were quite varied:

          A. Consumer and Commercial Banking, earned $4.6 billion or 59 percent of the corporation's total operating earnings during the past year with an ROE of 19 percent

                1. Fee revenue growth in our branches, credit card and mortgage operations were outweighed by lease residual charges and fewer one time gains than the year before

                2. Expenses were down 4 percent from 1999 levels due to productivity initiatives even as we stepped up investments in card services, e-commerce and marketing

                3. Average managed loans grew 12 percent driven by residential real estate lending and credit card

                    a. Managed commercial loan growth was 6 percent driven by domestic non-real estate lending

                4.  Fee growth was strongest in our card businesses

                    a. Card fee income grew 11 percent due to growth in customers and purchasing volume

                          i. Our card businesses include consumer, commercial and government cards along with debit cards and merchant processing

                          ii. For the year, these combined businesses showed
                              increases in receivables of 8 percent, increases in purchase volume of 17 percent and increases in processing volume of 18 percent

          B. Turning to Global Corporate and Investment Banking, earnings in 2000 were $2.1 billion with an ROE of 15 percent, versus $2.3 billion in 1999 reflecting 9 percent revenue growth offset by higher expenses and higher credit costs

                1.  Average managed loan growth was less than 3 percent

                2. Much of the growth in both net interest income and fee revenue was driven by the buildout of the investment banking and trading platforms

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                3.  Investment banking fees rose 10 percent due to higher
                    securities underwriting fees (up 34 percent) and higher fees from advisory services (up 13 percent) while syndication fees were essentially flat

                4. Trading revenue rose 33 percent for the year primarily due to a doubling of revenue from equities (which includes equity derivatives) and a 23 percent increase in revenue from interest rate protection contracts

                5. This growth has allowed us to show an increase in our market shares and rankings

                    a. For full year 2000, we rank in the top ten in all key product areas

                6. Revenue growth translated into profitable growth for the year

                    a. For full year 2000, our Global Capital Raising unit, which includes fixed income and equity underwriting, equity derivatives, M&A, and global investment banking, achieved 38 percent revenue growth, while cash earnings doubled to $412 million, representing almost 19 percent of the total cash earnings of GCIB

                7. Offsetting much of the higher earnings of Global Capital Raising are the higher costs related to credit quality issues in the large corporate loan book

                    a. Driven by the issues in the fourth quarter that I discussed earlier, provision in GCIB in 2000 was substantially higher than the level in 1999

          C. A third business segment and another one of our key strategic growth areas is Asset Management

                1. Net income in 2000 was $601 million, up 18 percent from 1999, with an ROE improving from 30 to 34 percent

                2. The combination of 7 percent revenue growth and 2 percent expense growth provided us great operating leverage

                    a. Revenue growth was led by a 30 percent increase in mutual fund fees

                3. Total assets under management rose to $277 billion, or 12 percent, over the past year led by growth in mutual funds of 35 percent

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                4.  We have seen clear evidence that more of our customers and clients are coming to Bank of America to buy investment products

          D.    Our fourth and final business segment is Equity Investments

                1. Principal Investing is the biggest piece of Equity Investments and as you know, represents predominately our venture capital operations with about $5 billion invested

                2. Equity Investments also includes our strategic technologies area as well as other parent company investments

                3. Earnings for Equity Investments in 2000 were up 39 percent from 1999 to $460 million

                    a. Equity Investment cash gains increased approximately 41 percent

                    b. This performance was driven by certain e-commerce investments, as well as improvement in principal investing

VII. Moving to the balance sheet, capital levels are stronger now than at the end of last year

          A. We have $54 billion of equity and reserves, up from $51 billion at the end of 1999

          B. Our Tier One capital ratio rose to 7.50 percent at the end of the year, up from 7.35 percent the end of 1999 as our earnings stream compensated for a higher dividend, share repurchase activity and higher levels of risk-weighted assets

          C.    The leverage ratio was 6.12 percent

          D. Last year at this time, the mark-to-market depreciation in the securities and swaps portfolio was in excess of $5 billion and reached as high as $6.5 billion during the year

                1. However, at year end that depreciation is essentially gone ($600 million) without any impact on future revenue expectations

VIII. Common shares outstanding at the end of the year were 1.61 billion, down 4 percent from a year ago, reflecting share repurchases of 68 million during the year

IX.  Let me spend the rest of my time today discussing our outlook for this year

          A. When we did our plan in the fourth quarter we used the following assumptions:

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                1.  Economic growth will be between 2 percent and 3 percent for the year with the growth being slower early in the year and picking up as the year progresses

                2. We expect industrial production to be sluggish and exports to slow

                3. We expected the Fed to cut interest rates in the first half of the year and expect, perhaps, another 50 to 100 basis points

                4. As the Fed lowers rates, the treasury and swap curves should become steeper as we have experienced over the past couple weeks

                5. Clearly, we are anticipating a less robust economy on all fronts in 2001 but, at this time, we do not anticipate a recession

          B. We are looking for modest loan growth in 2001, due in part to the slowing economy

                1. In addition, we would expect large corporate loan levels to be flat to down as the addition of corporate loans originated in 2001 would be more than offset by decreases as we exit low-margin, credit-only corporate relationships

                2. In addition, given our decision to sell the bulk of our mortgage company originations, we expect to see residential mortgages decline in 2001

                3. However, consumer and commercial loans overall should continue to grow as we stay focused on credit cards, branch-based mortgages, home equity loans and small business and commercial credits

                4. Year over year we are looking for managed loan growth of around 2 percent

          C. Other earning assets should see modest decreases as we continue to move investment securities into off-balance sheet swaps

          D. With a steeper yield curve, additional rate cuts and a loan portfolio with a greater mix of higher yielding loans, we are looking for net interest income to grow 2 percent or so

          E. On the fee side, we are looking for continued positive trends in our consumer and commercial business in the areas of service charges, mortgage servicing and card income

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                1.  Other fee income will show improvement as we have reduced impact from lease residual charges

          F. Asset management is expected to show strong, double digit increases in fee revenue given the closing of the Marsico acquisition earlier this month and the fact that we have been making investments to support additional growth

          G. In Global Corporate and Investment Banking we are looking for an improving business environment as the year progresses

                1. Over the past six quarters we have expanded both our investment banking and trading platforms

                2. This expansion plus the stimulus to investment banking and trading from lower rates should allow us to increase fee revenue in the low double digits

          H. Equity investment gains overall should see little if any growth versus last year's performance as increasing fees in principal investing should offset the absence of gains from strategic investments in 2000

          I. To sum up, fee revenue growth in total is expected to be in the higher single digits for 2001

          J. Total revenue including net interest income and fee income is expected to be up 4 to 5 percent in 2001

          K. On the expense front, we will continue to invest incremental resources in those businesses that will produce long-term and profitable revenue growth even as we experience a slowing in current economic growth

                1. But having said that, expense growth should still remain below revenue growth although the leverage will not be huge

                2. Both Ken and I, as the year progresses, will scrutinize spending levels in the various businesses to ensure that the intended revenue growth occurs

                3. Should we not achieve the expected growth because of execution, interest rate environment or market conditions, we will take quick action to constrain expenditures

          L. Turning to credit quality, our outlook remains essentially the same as we outlined for you in early December

                1. We are projecting higher loan losses than the $2.4 billion in 2000 and these losses could go as high as 75 basis points or approximately $3 billion at current loan levels

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                2.  As you would expect, higher commercial charge-offs would represent much of the increase

                3. However, we also have assumed higher charge-offs in credit card and consumer finance as a result of the slowing economy as well as higher levels of outstandings

                4. Provision expense should track net charge-offs for the most part so that our loan loss allowance should stay fairly flat with our year-end coverage of approximately 1.75 percent given our minimal loan growth assumptions

                5. Nonperforming assets are expected to rise for the foreseeable future driven by increases in the commercial portfolio and in consumer finance

          M. Turning to capital trends, we expect to keep our Tier 1 ratio above 7.0 percent which should give us plenty of room to pay an attractive dividend and still buy back shares

          N. So, when you take all these comments into consideration, you should arrive at an earnings number that should exceed earnings per share in 2000 and be within the guidance we gave you in December which was north of $5.00

          O. We realize that predicting economic growth at this time is extremely difficult so we tried to build in some conservative assumptions as far as revenue growth and charge-offs

          P. If the economy comes in for a soft landing, I feel comfortable that our guidance is adequate but if we get a hard landing, then we will have to monitor the situation and update you as we go along.

X. With that, let me now open the floor up for questions - I appreciate your attention

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